UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 2005


                                   IPEX, Inc.
             (Exact name of registrant as specified in its charter)


          Nevada                       000-50774                41-2052984
(State or Other Jurisdiction       (Commission File          (I.R.S. Employer
      of Incorporation)                 Number)           Identification Number)


             9255 Towne Centre Drive, Suite 235, San Diego, CA 92121
               (Address of principal executive offices) (zip code)


                                 (858) 720-8000
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      As reported in a Form 8-K filed on July 6, 2005, IPEX, Inc. (the "Company") entered into a purchase agreement, dated June 7, 2005, with B Tech Ltd., Massimo Ballerini and Emanuele Boni (the "B Tech Agreement"). Under the B Tech Agreement, the Company purchased certain intellectual property rights including quadratic, circular transform algorithms, codes and formulas for image enhancement, compacting and content protection applications (the "B Tech Assets"). The purchased technology and formulas also include the concept of "floating pixels" versus a frame by frame system and the integration of sound into a digital image to stream live content for wireless systems based on 9,6Kbit/s and to be used on full display screens at less than 64Kbit/s (ISDN). The purchase price for the B Tech Assets totals $6,000,000 of the Company's common stock, with the number of shares of common stock to be issued based on the average of the closing bid and asked prices per share of the common stock as quoted on the OTC Bulletin Board for the five trading days prior to the closing date. The Company must issue such shares to the sellers under the B Tech Agreement 90 days after the closing date (the "Valuation Date").

      On June 29, 2005, the Company entered into an amendment to the B Tech Agreement, extending the number of trading days for calculating the Valuation Price Per Share (as defined below) from five days to 20 days. On the Valuation Date, the Company will compute the average of the closing bid and asked prices per share of the common stock as quoted on the OTC Bulletin Board for the 20 trading days prior to the Valuation Date (the "Valuation Price Per Share"). The number of shares of common stock to be issued to the sellers on the Valuation Date will be adjusted by dividing $6,000,000 by the Valuation Price Per Share. In the event the Company sells, assigns or otherwise disposes of the B Tech Assets within 18 months of the closing date, the sellers under the B Tech
Agreement will receive as an addition to the purchase price 25% of the consideration received in such sale, assignment or disposition, less $6,000,000, to be allocated as designated by the sellers. If 25% of the consideration received in a sale, assignment or disposition of the B Tech Assets is less than $6,000,000, no addition to the purchase price will be due to the sellers.

Item 3.02 Unregistered Sales of Equity Securities.

      The shares of common stock issuable pursuant to the B Tech Agreement (described in Item 1.01) will be issued pursuant to the exemption from registration requirements under Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). None of the sellers under the B Tech Agreement are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates will contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

Exhibit Number    Description
--------------------------------------------------------------------------------
10.1              Amendment No. 1 to Purchase Agreement entered into on June 29,
                  2005 among IPEX,  Inc.,  B Tech Ltd.,  Massimo  Ballerini  and
                  Emanuele Boni


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IPEX, Inc.


Dated: July 8, 2005                    By: /s/ Milton Ault
                                          --------------------------------
                                       Name:  Milton "Todd" Ault, III
                                       Title: Chairman and Acting Chief
                                              Financial Officer


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